Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a statement on Schedule 13G (including amendments thereto) with respect to the shares of Ordinary Shares, no par value per share, of Betterware de México, S.A.P.I. de C.V., and further agrees that this Joint Filing Agreement be included as an exhibit to such filings. As contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Joint Filing Agreement this 16th day of June 2026.

PARTY PRODUCTS HOLDINGS LLC

By: /s/ Steven Marcos Ramos
Name: Steven Marcos Ramos
Title: Vice President & Treasurer

PREMIERE BRANDS INTERNATIONAL HOLDINGS B.V.

By: /s/ Steven Marcos Ramos
Name: Steven Marcos Ramos
Title: Managing Director A

By: /s/ Njoek Jen Carol Monique Ho
Name: Njoek Jen Carol Monique Ho
Title: Managing Director B

PREMIERE BRANDS INTERNATIONAL COÖPERATIEF U.A.

By: /s/ Steven Marcos Ramos
Name: Steven Marcos Ramos
Title: Managing Director A

By: /s/ Njoek Jen Carol Monique Ho
Name: Njoek Jen Carol Monique Ho
Title: Managing Director B

PREMIERE BRANDS LLC

By: /s/ Steven Marcos Ramos
Name: Steven Marcos Ramos
Title: Manager

By: /s/ Njoek Jen Carol Monique Ho
Name: Njoek Jen Carol Monique Ho
Title: Manager

TUPPERWARE SERVICES MEXICO, S. DE R.L. DE C.V.

By: /s/ Steven Marcos Ramos
Name: Steven Marcos Ramos
Title: Legal Representative

[Signature Page to Joint Filing Agreement]